UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2024

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 2, 2024, Digital Brands Group, Inc., a Delaware corporation (the “Company”) held the Company’s virtual 2024 annual meeting of stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (i) the election of directors, (ii) the approval of an amendment to the amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effectuate a reverse stock split of the Company’s Common Stock, at a ratio of no less than 1-for-10 and no more than 1-for-50 (the “Reverse Stock Split”), with such ratio to be determined at the sole discretion of the Board of Directors of the Company (the “Board”), (iii) the ratification of the appointment of the Company’s independent registered public accounting firm, and (iv) the adjournment of the Annual Meeting from time to time to a later date or dates, if necessary and appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum.

The voting results for each item of business voted upon at the Annual Meeting were as follows:

1.	The votes cast with respect to the proposal to elect John Hilburn Davis IV, Mark T. Lynn, Trevor Pettennude, Jameeka Green Aaron, and Huong “Lucy” Doan as directors of the Company to hold office until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal were as follows:

	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
John Hilburn Davis IV	774,072	410,239	98,472	2,021,712
Mark T. Lynn	849,972	334,339	98,472	2,021,712
Trevor Pettennude	833,068	350,979	98,736	2,021,712
Jameeka Green Aaron	832,244	350,803	99,736	2,021,712
Huong “Lucy” Doana	832,022	350,749	100,012	2,021,712

The stockholders elected each nominee as a director of the Company.

2.	The votes cast with respect to the proposal to approve the amendment of the Company’s Certificate of Incorporation, as amended, to effectuate a reverse stock split of the Company’s outstanding shares of common stock, at a ratio of no less than 1-for-10 and no more than 1-for-50, with such ratio to be determined at the sole discretion of the Board, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,859,886	1,082,886	361,723	-

The stockholders approved the proposal to approve the Reverse Stock Split.

3.	The votes cast with respect to the proposal to ratify the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,463,264	411,706	429,525	-

The stockholders approved the proposal to ratify the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

4.	The votes cast with respect to the proposal to approve the adjournment of the Annual Meeting from time to time to a later date or dates, if necessary and appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,968,402	1,054,171	281,922	-

The stockholders approved the proposal to approve the adjournment of the Annual Meeting from time to time to a later date or dates, if necessary and appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: December 3, 2024	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer